Exhibit (a)(1)(M)

Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock

of

AMN Healthcare Services, Inc.

Pursuant to the Amended and Restated Offer to Purchase Dated

September 19, 2003 (the “Offer to Purchase”)

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON OCTOBER 8, 2003 UNLESS THE OFFER IS EXTENDED.

This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if a stockholder’s stock certificates are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit the Letter of Transmittal or other required documents to reach the Depositary prior to the expiration date (as set forth in the Offer). Such form may be delivered to the Depositary by hand, mail, overnight courier or (for Eligible Institutions only) by facsimile transmission. See Section 2 of the Offer to Purchase. The Notice of Guaranteed Delivery distributed with the original Offer to Purchase, dated September 4, 2003, will be accepted.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

The Depositary for the Offer is:

Mellon Investor Services LLC

By Registered or Certified Mail:	By Overnight Courier:	By Hand:
Attention: Reorganization Dept. P.O. Box 3301 South Hackensack, NJ 07660	Attention: Reorganization Dept. 85 Challenger Road Mail Stop-Reorg Ridgefield Park, NJ 07660	Attention: Reorganization Dept. 120 Broadway 13th Floor New York, NY 10271

By Facsimile Transmission: (for Eligible Institutions only) (201) 296-4293	By Confirmation Receipt of Facsimile Transmission: (by telephone only) (201) 296-4860

Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to AMN Healthcare Services, Inc. will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to the book-entry transfer facility will not constitute valid delivery to the depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to AMN Healthcare Services, Inc., upon the terms and subject to the conditions set forth in its Offer to Purchase and the related Letter of Transmittal (which together constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock of AMN Healthcare Services, Inc., par value $0.01 per share, listed below, pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Note: Signatures Must Be Provided Where Indicated Below

Name(s) of Recordholder(s) (If Available) (Please Print) Address(es) Zip Code (Area Code) Telephone No. (Signature(s) of Recordholder(s))	Number of Shares: Certificate No.(s) Account No. (At the Depository Trust Company if Shares will be Delivered by Book-Entry Transfer) Delivery Guarantee (Not to be Used for Signature Guarantee)

The undersigned, a financial institution that is a participant in the Securities Transfer Agents Medallion Program or the New York Stock Exchange Medallion Signature Program, hereby guarantees (i) that the above-named person(s) has a net long position in the shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, (ii) that such tender of shares complies with Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the shares into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a facsimile of one) and any other required documents, within three NYSE trading days after the date of receipt by the Depositary.

(Name of Eligible Institution) Address Zip Code (Area Code) Telephone No.	Authorized Signature Name: (Print Name) Title Dated: , 2003

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Do not send share certificates with this form. Your share certificates must be sent with the Letter of Transmittal.